EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in post-effective Amendment No. 1 to the Registration Statement No. 33-7053 on Form S-8, in Registration Statement Nos. 33-44700, 333-44024 and 333-46218 on Form S-8 of our report dated January 12, 2009, with respect to the Consolidated Financial Statements of Archon Corporation in the Annual Report (Form 10-K) for the year ended September 30, 2008.

/s/ Piercy Bowler Taylor & Kern

Las Vegas, Nevada

January 12, 2009